UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2013

J. C. PENNEY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 431-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2013, the Board of Directors of J. C. Penney Company, Inc. (the “Company”) approved an amendment to the Company’s Bylaws, effective the same date, to add a new Article XVII thereto that provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to the Delaware General Corporation Law or the Company’s certificate of incorporation or Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware. In the event that the Court of Chancery lacks jurisdiction over any such action or proceeding, new Article XVII provides that the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Article XVII further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company is deemed to have notice of and consented to the foregoing provision.

A copy of the Company’s Bylaws, as amended, is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibit 3.1    J. C. Penney Company, Inc. Bylaws, as amended to July 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By	/s/ Janet Dhillon
Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date: July 26, 2013

EXHIBIT INDEX

Exhibit Number	Description

3.1	J. C. Penney Company, Inc. Bylaws, as amended to July 23, 2013